Exhibit 99.2

Galectin Therapeutics Posts New Corporate Presentation

Video to its Website

Highlights Leadership Position Developing Galectin-Inhibiting Therapeutics

to Treat Fibrosis & Cancer

Newton, MA – September 29, 2011 – Galectin Therapeutics Inc. (OTC: GALT) today announced that it posted a new corporate presentation video to its website, www.galectintherapeutics.com, that highlights the Company’s leadership position in developing galectin-inhibiting therapeutics to treat fibrosis and cancer. The video is narrated by Dr. Peter Traber, the Company’s President, CEO and Chief Medical Officer.

“We continue to build the foundation for the development of our carbohydrate-based therapies for fibrotic liver disease and cancer based on the Company’s unique understanding of galectin proteins, key mediators of biologic function,” said Dr. Traber. “Our GM and GR series of compounds have demonstrated the ability to arrest and reverse liver fibrosis in pre-clinical studies and we are conducting additional studies to define the best compounds to take into clinical trials in 2012. There are currently no treatment options for liver fibrosis except liver transplantation.

“In our cancer chemotherapy program, we are awaiting review of the application for marketing approval in Colombia, South America for the use of GM-CT-01 in combination with 5-FU for metastatic colorectal cancer. We expect GM-CT-01 will be commercialized by our partner Pro-Caps in Colombia, pending regulatory approval in that country. We plan to make important progress in our cancer immunotherapy program as we expect The Ludwig Institute of Cancer Research in Brussels to initiate a Phase I/II clinical trial this year of our GM-CT-01 compound with their cancer vaccine in patients with metastatic melanoma. An IMPD (Investigational Medicinal Product Dossier) for this trial has been submitted to the EMA (European Medicines Agency). GM-CT-01 has demonstrated robust reactivation of tumor infiltrating T-cells in pre-clinical trials, an exciting new area of cancer immunotherapy.”

Galectin Therapeutics Portfolio Overview

Galectin Therapeutics is focusing its galectin inhibitor development efforts in two key disease areas: fibrosis and cancer.

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Liver Fibrosis: The Company is developing galectin inhibitors to treat liver fibrosis and the later stage of cirrhosis. Galectin Therapeutics candidates have demonstrated the ability to arrest and reverse liver fibrosis in pre-clinical studies.

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45,000 deaths from cirrhosis occurred last year in the United States of which only 6,200 of the approximately 400,000 U. S. cirrhosis patients received life saving liver transplants. Liver fibrosis is a disease with no current treatment options except liver transplantation.

Galectin Therapeutics’ efforts in cancer encompass two distinct programs, cancer immunotherapy and chemotherapy.

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Cancer Immunotherapy: Recent experiments by The Ludwig Institute of Cancer Research in Brussels, Belgium indicated that GM-CT-01 reactivates T-cell-dependent tumor cell killing that had been turned off by galectins secreted by cancer cells. The Ludwig Institute is planning a Phase 1/2 trial of GM-CT-01 for patients with advanced metastatic melanoma. Patients will receive a tumor-specific peptide vaccination combined with multiple systemic and intra-tumor doses of GM-CT-01 following the second month and subsequent month’s vaccine administration.

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Cancer Chemotherapy: The Company is currently awaiting review of its application for marketing approval in Colombia, South America for the use of GM-CT-01 in combination with 5-FU for metastatic colorectal cancer. GM-CT-01 will be commercialized by Galectin Therapeutics’ partner in Colombia, Pro-Caps, pending regulatory approval in Colombia.

About Galectin Therapeutics

Galectin Therapeutics (OTC: GALT) is developing promising carbohydrate-based therapies for fibrotic liver disease and cancer based on the Company’s unique understanding of galectin proteins, key mediators of biologic function. We are leveraging extensive scientific and development expertise as well as established relationships with external sources to achieve cost effective and efficient development. We are pursuing a clear development pathway to clinical enhancement and commercialization for our lead compounds in liver fibrosis and cancer. Additional information is available at www.galectintherapeutics.com

Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on our current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. Factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements include, among others: incurrence of operating losses since our inception, uncertainty as to adequate financing of our operations, extensive and costly regulatory oversight that could restrict or prevent product commercialization, inability to achieve commercial product acceptance, inability to protect our intellectual property, dependence on strategic partnerships, product competition, and others stated in risk factors contained in our SEC filings. We cannot assure that we have identified all risks or that others may emerge which we do not anticipate. You should not place undue reliance on forward-looking statements. Although subsequent events may cause our views to change, we disclaim any obligation to update forward-looking statements.

Contact: Anthony D. Squeglia, Chief Financial Officer, 617.559.0033, squeglia@galectintherapeutics.com